UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) December 11, 2018

SONOMA PHARMACEUTICALS, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-33216	68-0423298
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

1129 N. McDowell Blvd.

Petaluma, CA 94954

(Address of principal executive offices)

(Zip Code)

(707) 283-0550

(Registrant’s telephone number, including area code)

Not applicable.

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2). Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Appointment of New Chief Executive Officer, Director and Interim Chief Financial Officer

Effective December 11, 2018, our Board appointed Mr. Frederick (Bubba) Sandford as our Chief Executive Officer and Interim Chief Financial Officer for an initial term of nine months, subject to a mutual extension of an additional three months. Mr. Sandford was appointed as a Class III director of the Board on December 14, 2018. We look forward to working with Mr. Sandford as he brings operational and leadership experience to our Board. As a former U.S. Navy Seal, he is adept at confronting difficult situations, and we trust he can lead Sonoma Pharmaceuticals on a successful turnaround.

Bubba Sandford, 57, served as President, Chief Executive Officer and Director of Command Center, Inc. from February 2013 to March 2018, where he successfully led a turnaround of the company and transformed it into a profitable enterprise, with nearly $100 million in revenue, 66 stores in 22 states and approximately 34,000 workers. Mr. Sandford has over 30 years of experience leading companies in various industries, including staffing, technology, industrial fabrication, security services, waste management, and retail companies, at various stages, including startups, turnarounds and wind downs. Prior to 2013, Mr. Sandford served as an independent consultant to Silicon Valley venture capitalists, and, from 2003 to 2005, he led the restructuring of The Environmental Trust. Mr. Sandford earned a B.A. in Psychology from the University of Massachusetts at Amherst. He was awarded a full fellowship and earned his MBA from Cornell University, while also serving as Chief Executive Officer of Student Agencies, America’s oldest student-run company. Mr. Sandford is also a former U.S. Navy Seal.

In connection with Mr. Sandford’s appointment as our Chief Executive Officer and Interim Chief Financial Officer, we entered into an employment agreement with him, in which we agreed to pay him a base annual salary of $350,000 per year. We also agreed to pay him a performance bonus of a maximum of 60% of his base annual salary for achieving certain agreed upon targets.

Mr. Sandford will also be granted 450,000 stock options to purchase our common stock, of which 400,000 stock options will be as an inducement grant and 50,000 stock options will come from the Company’s equity incentive plan. The exercise price will be equal to the closing price of the common stock on the grant date.

In connection with his appointment, we also entered into an indemnification agreement with Mr. Sandford. The indemnification agreement sets forth the circumstances and procedures pursuant to which we agree, by contract, to indemnify our directors and certain of our officers against claims and losses arising from their services as directors and officers. The agreement is substantially identical to the form of indemnification agreement filed as Exhibit 10.1 to our Registration Statement on Form S-1 (File No. 333-135584), as amended, declared effective on January 24, 2007.

There are no arrangements or understandings between Mr. Sandford and any other persons pursuant to which he was appointed to serve on the Board, nor were there any transactions or proposed transactions involving Mr. Sandford as a participant as required to be disclosed by Item 404(a) of Regulation S-K.

Resignation of Chief Executive Officer, President and Director and Chief Financial Officer and Secretary

Effective December 12, 2018, Jim Schutz and Robert Miller resigned from their positions as our Chief Executive Officer and President and Chief Financial Officer and Secretary, respectively. On the same date, Mr. Schutz also resigned from the Board. We thank them both for their years of service, and we wish them the best in their future endeavors.

In connection with Mr. Schutz’s resignation, we entered into a separation and mutual release agreement with Mr. Schutz on December 13, 2018, in which we agreed to pay him severance, consisting of $250,000, to be paid in two equal installments with the first half to be paid with the next payroll after his termination and the second half to be paid with the next payroll after three months, $38,461 to compensate him for his unused paid time off, and continuation of dental, vision and health insurance until December 31, 2018. Mr. Schutz’s outstanding equity awards were accelerated to December 12, 2018 and will remain exercisable until January 14, 2019. Mr. Schutz also agreed to aid with the transition for 30 calendar days.

2

In connection with Mr. Miller’s resignation, we entered into a separation and mutual release agreement with Mr. Miller on December 13, 2018, in which we agreed to pay him severance, consisting of $225,000, to be paid in two equal installments with the first half to be paid with the next payroll after his termination and the second half to be paid with the next payroll after three months, $38,461 to compensate him for his unused paid time off, and continuation of dental, vision and health insurance until December 31, 2018. Mr. Miller’s outstanding equity awards were accelerated to December 12, 2018 and will remain exercisable until January 14, 2019.

The foregoing descriptions of the separation and mutual release agreements and employment agreement are not complete and are qualified in their entirety by reference to the full text of the severance and mutual release agreements and employment agreement, copies of which are filed herewith as Exhibit 10.1 through 10.3 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 9.01        Financial Statements and Exhibits.

10.1	Separation and Mutual Release between Sonoma Pharmaceuticals, Inc. and Jim Schutz, dated December 13, 2018.
10.2	Separation and Mutual Release between Sonoma Pharmaceuticals, Inc. and Robert E. Miller, dated December 13, 2018.
10.3	Employment Agreement between Sonoma Pharmaceuticals, Inc. and Frederick Sandford, effective December 11, 2018.
17.1	Resignation letter by Jim Schutz, dated December 12, 2018.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Sonoma Pharmaceuticals, Inc.
(Registrant)

Date: December 14, 2018	By:	/s/ Frederick Sandford
	Name: Title:	Frederick Sandford Chief Executive Officer

3